UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2016

JISHANYE, INC.
(Exact name of registrant as specified in Charter)

Delaware	000-55180	46-1992903
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

7F, No. 247, Misheng 1st Road, Xinxing District

Kaohsiung City 800

Taiwan, Republic of China

(Address of Principal Executive Offices)

+886 7222 3733

(Registrant's Telephone number)

Copies to:

Asher S. Levitsky PC

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas; Suite 1100

New York, New York 10105-0302

Phone: (212) 370-1300

Fax: (212) 370-7889

E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Change in Registrant's Certifying Accountant.

On August 18, 2016, Simon & Edward, LLP ("S&E") resigned as the Company's independent registered certified public accounting firm.

S&E was engaged by the Company on April 25, 2016, and did not audit the Company's consolidated financial statements. There were no disagreements with S&E on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of S&E, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The Company provided S&E with a copy of the foregoing disclosure and requested S&E to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. A copy of such letter, dated August 30, 2016, furnished by S&E, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 8.01.  Other Events.

On August 13, 2016,  Chun-Hao Chang, the Company's chief executive officer and a director, and Mei-Chun Lin, the Company's chief financial officer and a director, were detained by the Taiwan Kaohsiung District Court, for reasons that Mr. Chang and Ms. Lin are suspected of running a business that accepted monetary deposits from investors without a banking license, which may be in violation of Article 125 of the Banking Act of Taiwan; and that Mr. Chang and Ms. Lin could potentially collude with other suspects and witnesses during the investigation period if allowed to remain free.  As of the date of this report, no criminal charges have been formally filed against either Mr. Chang or Ms. Lin.  The alleged conduct did not relate to the Company's business or securities, and the Company is not named in any complaint by such authorities. Mr. Chang and Ms. Lin demonstrated their willingness to cooperate with the authority and believe that the allegations made against them are without merit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter dated August 30, 2016 from Simon & Edward, LLP to the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2016	Jishanye, Inc.

	By:	/s/ Mei-Chun Lin
Mei-Chun Lin
Chief Financial Officer

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